ROYCE BIOMEDICAL INC.
                           433 Town Center, Suite 316
                             Corte Madera, CA 94925
                      Tel (415) 738.8887 Fax (309) 404.4687


MARCH 8, 2005

SMART-TEK COMMUNICATIONS INC.
#10 - 11720 VOYAGEUR WAY
RICHMOND, BC
V6X 3G9

ATTENTION:  MR. PERRY LAW, PRESIDENT


Dear Sir,

RE: OFFER TO ACQUIRE ALL OF THE ISSUED AND OUTSTANDING SHARES OF SMART-TEK COMMUNICATIONS INC. BY ROYCE BIOMEDICAL INC.

This letter shall serve to confirm the intention of Royce Biomedical Inc. ("ROYCE ") to acquire from the sole shareholder of Smart-Tek Communications Inc. ("Perry Law") all of the issued and outstanding shares of Smart-Tek Communications Inc. ("SCI").

This offer is open for acceptance until 5:00 P.M. PST on March 14, 2005. Upon acceptance of the offer, this letter will constitute a binding agreement enforceable on its terms subject to due diligence and the negotiation and execution of a formal share exchange agreement (the "Agreement").

The terms and conditions of the proposed acquisition will be as follows:

1.       TIMING

(a) It is intended that the closing will take place within 45 days from the date hereof (the "Closing").

(b) Upon execution of this binding letter of intent (the "Letter"), it is anticipated that the parties will proceed to prepare the Agreement containing the terms prescribed in this Letter as well as any agreements and instruments usual to such a transaction.

2.       TERMS AND CONDITIONS

(a) ROYCE will acquire from Perry Law all of the issued and outstanding shares of SCI in exchange for issuing common shares of ROYCE to Perry Law the sole shareholder of SCI (the "ROYCE Shares"). The exact amount of the ROYCE Shares will be negotiated upon the receipt of the audited financial statements described in section 5(e) below, provided, however, Perry Law agrees and acknowledges that the ROYCE Shares will not exceed 40% of the then outstanding capital stock of ROYCE

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(b)      After the Closing,  the board of directors of ROYCE will consist of six
         (6) members, of whom five (5) will be nominated by the current directors, and one (1) will be a nominee of SCI.

(c) On Closing, Perry Law and Stephen Platt will enter into employment agreements with SCI on mutually satisfactory terms to be negotiated.

(d) Prior to execution of this agreement, ROYCE shall have reached a settlement with the holder of a certain Promissory Note as disclosed in ROYCE's 8-K filing of March 3, 2005, thereby avoiding the inclusion of SCI in any potential legal action arising from the expiration of the forbearance agreement disclosed in same 8-K filing.

(e) All costs incurred by the parties in connection with the transaction contemplated in this Letter, whether incurred before, on or after Closing, will be paid by the party incurring such cost.

3.       REPRESENTATIONS AND WARRANTIES

3.1 ROYCE hereby represents and warrants to Perry Law and SCI as follows and Perry Law and SCI acknowledges that they are relying on these representations and warranties in accepting the offer made in this Letter, and ROYCE agrees to provide the following representations and warranties to Perry Law and SCI in the Agreement in addition to the representations and warranties typically included in a share exchange agreement.

(a) ROYCE is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

(b) ROYCE has full power, right and authority to enter into this Letter and to perform its obligations under it.

(c) The execution and delivery of this Letter and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of ROYCE.

(d) This Letter has been duly executed and delivered by ROYCE and constitutes a valid and binding obligation of ROYCE.

(e) ROYCE is not a party to, bound or affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any encumbrance upon ROYCE or any of its assets or the ROYCE Shares as a consequence of, the execution and delivery of this Letter or the consummation of the transactions contemplated in this Letter.

(f) The ROYCE Shares will be validly issued to Perry Law as fully paid and non-assessable shares of ROYCE.

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(g)      ROYCE is a reporting company under the U.S.  Securities Exchange Act of
         1934 and is not in default under the provisions of said Act or the regulations, rules or policies promulgated thereunder.

(h) The common shares of ROYCE are quoted for trading on the OTC Bulletin Board, such trading has not been suspended or halted, and ROYCE is not in default under the regulations, rules and policies of the OTC Bulletin Board.

(i) ROYCE is not now and at the date of the Closing will not be in arrears or in default in respect of the filing of any required federal, state, county or municipal tax or other return, and to the best of ROYCE 's knowledge, no such return contains any mis-statement or conceals any statement that should have been included therein. ROYCE has paid and will pay all taxes, filing fees and other assessments due and payable or collectable as they became or become due.

(j) No governmental or regulatory authorization, approval, order, consent or filing, with the exception of the 8-K filing on completion of the share exchange, is required on the part of ROYCE, in connection with the execution, delivery and performance of this Letter and the performance of ROYCE 's obligations under this Letter.

(k)      No proceedings  have been taken,  are pending or authorized by ROYCE or
         by  any  other  person  in  respect  to  the  bankruptcy,   insolvency,
         liquidation, dissolution or winding up of ROYCE.

(l) There are no judgements, decrees, injunctions, ruling or orders of any court, governmental authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of ROYCE) pending or threatened which may materially adversely affect ROYCE 's assets.

3.2      REPRESENTATIONS AND WARRANTIES OF SCI AND PERRY LAW

          SCI and Perry Law hereby jointly and severally represent and warrant to ROYCE as follows and acknowledges that ROYCE is relying on these representations and warranties in making the offer contained in this Letter, and SCI and Perry Law agree to provide the following representations and warranties to ROYCE in the Agreement in addition to the representations and warranties typically included in a share exchange agreement.

(a) SCI is a corporation duly incorporated and validly existing under the laws of the province of British Columbia.

(b) SCI and Perry Law have full power, right and authority to enter into this Letter and to perform the obligations under it.

(c) The execution and delivery of this Letter and the consummation of the transactions contemplated under it have been duly authorized by all necessary corporate action on the part of SCI.

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(d)      This letter has been duly  executed  and  delivered  by each of SCI and
         Perry Law and constitutes a valid and binding obligation of SCI and Perry Law.

(e)      Neither  SCI nor Perry Law is not a party to,  bound or  affected by or subject to any agreement which would be violated, breached or terminated by, or which would result in the creation or imposition of any encumbrance upon any of its assets or their shares in SCI as a consequence of, the execution and delivery of this Letter or the consummation of the transactions contemplated in this Letter.

(f) SCI is the legal owner of and has good and marketable title to all of its assets. Perry Law is the legal and beneficial owner of the shares which it is transferring to ROYCE and such shares represent all the outstanding shares of SCI.

(g) No governmental or regulatory authorization, approval, order, consent or filing is required on the part of SCI or Perry Law, in connection with the execution, delivery and performance of this Letter and the performance of their respective obligations under this Letter.

(h) No proceedings have been taken, are pending or authorized by SCI or Perry Law or by any other person in respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of SCI or Perry Law.

(i) There are no judgements, decrees, injunctions, ruling or orders of any court, Governmental authority or arbitration, or any actions, suits, grievances or proceedings (whether or not on behalf of SCI or Perry
         Law) pending or threatened which may materially adversely affect any of their respective assets.


4.       DUE DILIGENCE

Each party shall have until April 15, 2005, to complete its due diligence review of the other parties. For this purpose, each party agrees to give to the other parties and their authorized representatives reasonable access to all relevant information in its possession including minute books, records, and all technical and legal data, as well as access to its facilities and properties (if any).

Each party agrees to treat as confidential all information that the other parties or their representatives advisors disclose to it and will not disclose any such information to persons other than its advisors and its employees who are directly involved in the transactions contemplated in this letter. The foregoing restriction does not apply to any information which is or becomes generally available to the public (other than by the receiving party's breach of its obligation of confidentiality), or which was known to the receiving party prior to receiving it from the other party, or which was obtained from a third party that was not subject to an obligation of confidentiality.


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5.       CLOSING CONDITIONS

Each party's obligation to complete the transactions contemplated in this Letter will be conditional on the fulfilment or satisfaction of various additional matters usual in formal share exchange agreements, including but not limited to the following:

(a)      satisfactory completion of each party's due diligence review;

(b)      receipt of all necessary consents and approvals;

(c)      possession by SCI of good and valid title to its assets;

(d)      the  reorganization  of the board of  directors  of ROYCE as set out in section 2(b) above;

(e) receipt by ROYCE of audited financial statements for SCI for its 2 most recent fiscal years showing a minimum gross revenue of CDN$1,750,000.00 for its most recent fiscal year;

(f) the execution of an employment agreements between Perry Law and Stephen Platt and SCI as set out in section 2(c) above;

(g) ROYCE has completed its recapitalization to have sufficient shares authorized to execute the proposed acquisition of SCI.

(h) the settlement and retirement of the Promissory Note default pursuant to ROYCE's 8-K filing on March 3, 2005.

6.       INDEMNITY

Each party hereby covenants and agrees with the other parties to indemnify and save harmless the other parties, effective as and from the date of acceptance of this letter by the Companies, from and against any claims which may be made or brought against the other parties and/or which the other parties may suffer or incur as a result of, or arising out of any non-fulfilment of any covenant or agreement on the part of the party under this letter or any incorrectness in or breach of any representation or warranty of the parties contained in this letter.

7.       BUSINESS IN THE ORDINARY COURSE

From the date of this letter until the earlier of the Closing or the execution of the Agreement, each party will carry on its business in the ordinary course and will maintain itself, its assets and any rights that it may have (including but not limited to the listing of its shares on any stock exchange or securities market) in good standing.

8.       PUBLICITY

The parties hereto agree to keep confidential discussions with respect to the transactions contemplated between the parties herein, save and accept for such disclosure as may be required by all applicable securities legislation or regulatory authorities. For greater certainty, it is anticipated that ROYCE will issue a press release to announce the execution of this Letter.

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9.       STANDSTILL

SCI and Perry Law shall not directly or indirectly during the period from the date hereof until the earlier of the execution of the Agreement, or until 5:01 P.M. on March 14, 2005, engage in any discussions or negotiations, or enter into any agreement, commitment or understanding, or otherwise act jointly or in concert with any other person or entity, in order to encourage, propose or effect a reverse take-over, merger or similar transaction between SCI and Perry Law and any person or entity other than ROYCE.

10.      FURTHER ASSURANCES

The parties hereby agree to execute and deliver all such further documents and instruments and do all acts and things as may reasonably be required to carry out the intent of this Letter.

11.      INDEPENDENT LEGAL ADVICE

The parties acknowledge that this provision shall serve as notice to each party of being advised to arrange for such independent legal advice with respect to this Letter, each of the matters herein and the implications thereof, as each party may independently deem necessary, and that each party has either obtained such independent legal advice or waives the right thereto by signing this Letter.

12.       GOVERNING LAW

This letter and any subsequent agreements shall be governed by and interpreted in accordance with the laws of the State of Nevada and the federal laws of United States of America applicable therein.

If the foregoing is acceptable to you, would you kindly indicate your acceptance hereof by executing and returning a copy of this letter.


Yours very truly,
ROYCE BIOMEDICAL INC.



Per: /s/ Donald Gee
     ------------------------------------
       Donald Gee
       Authorized Signing Officer
I have authority to bind the corporation.

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If you are  satisfied  with the above,  please so  acknowledge  by  signing  and
returning  the  enclosed   copy  of  this  letter,   by  mail  or  by  facsimile
transmission, no later than 5:00 P.M. PST on March 14, 2005.


SMART-TEK COMMUNICATIONS INC.



Per: /s/ Perry Law
     ------------------------------------
       Perry Law
       Authorized Signing Officer
I have authority to bind the corporation.



Per:   /s/ PERRY LAW
      --------------------
       PERRY LAW